SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC  20549


                                   FORM 8-K

                           Current Report Pursuant
                        to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


                         Date of Report: June 4, 1997


                     ACADIA NATIONAL HEALTH SYSTEMS, INC.
            (Exact Name of Registrant as Specified in its Charter)


                                   COLORADO
               (State or Other Jurisdiction of Incorporation)


            0-28976                                  010509781
      (Commission File Number)         (I.R.S. Employer Identification Number)


       460 Main Street, Lewiston, Maine             04240
    (Address of Principal Executive Offices)      (Zip Code)



                                (207) 784-9185
             (Registrant's Telephone Number, Including Area Code)

                    INFORMATION INCLUDED IN THIS REPORT


ITEMS 1 THROUGH 4, 6 THROUGH 9 NOT APPLICABLE.


ITEM 5.     OTHER EVENTS.

     On May 25, 1997, Thomas N. Hackett, founder and chief executive officer of Acadia National Health Systems, Inc. (the "Company" and/or "Registrant"), died unexpectedly while hiking in the White Mountains of New Hampshire. Operations of the Company continue to be overseen by Jacquelyn J. Magno, Vice President. Officers, management, corporate counsel, estate counsel and advisors to the Company are handling the various corporate obligations and responsibilities of Mr. Hackett on an interim basis, until a successor or successors are named to replace him.

     The Company anticipates filing an amended 8-K, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, addressing the appointment of a successor to Mr. Hackett and any material developments with regard to current operations and future development and expansion of the Company.

SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             ACADIA NATIONAL HEALTH SYSTEMS, INC.


DATE:  June 4, 1997          By:   /s/ Mark T. Thatcher
                             Name: Mark T. Thatcher
                             Title: Filing Agent